Exhibit 99.1

Rapid7 Appoints Jeff Kalowski as Chief Financial Officer

Veteran high tech CFO with security industry experience joins Rapid7 to drive continued growth and scale on path to profitability

Boston, MA – November 28, 2016 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of data analytics solutions for IT and security professionals, today announced the appointment of Jeff Kalowski as the Company’s chief financial officer (CFO), effective January 9, 2017. He replaces Steven Gatoff, who joined Rapid7 at the beginning of 2013, and announced his planned departure in August 2016. Mr. Kalowski is a seasoned executive with over 30 years experience in public accounting and the high tech industry. His most recent position was CFO at Imprivata, another Boston-based cybersecurity company, where he served as a member of the senior management team responsible for the Company’s rapid growth from a venture-backed start-up, to its IPO and subsequent sale to Thoma Bravo, LLC, a leading private equity investment firm. Mr. Kalowski brings a wealth of experience to Rapid7, where he will take the financial helm to drive the Company’s growth and profitability.

“It is a tremendous opportunity to join Rapid7 at such an exciting time,” said Mr. Kalowski. “The Company is well positioned to achieve high growth due to its focus on innovation and customer commitment, and the strong demand for security and IT solutions. I’m looking forward to working with this phenomenal team to drive scale and operational leverage into the business to achieve the Company’s financial objectives.”

Mr. Kalowski will report directly to Rapid7 president and chief executive officer, Corey Thomas, who said, “Jeff will be a key member of our executive team as we execute on our strategic vision and drive the next phase of our global growth. His proven track record of success, financial expertise, and outstanding leadership qualities – combined with his collaborative approach – will be an invaluable addition to our organization.”

Prior to joining Rapid7, Mr. Kalowski served as CFO of Imprivata since 2007, and took the Company public in June 2014. His previous CFO roles include ProfitLogic, Inc., where he was responsible for all the financial and administrative operations, from its early stages through rapid growth to profitability, and ultimately its acquisition by Oracle; and Torrent Systems, where he facilitated the company’s acquisition by Ascential Software. Previously, he held CFO positions at a variety of hardware, enterprise software, and interactive entertainment technology companies, namely, Looking Glass Technologies, Beyond Incorporated, Magna Computer Corporation, and Cadmus Computer Corporation. He also held a role as audit manager at the accounting firm Price Waterhouse.

About Rapid7

With Rapid7, technology professionals gain the clarity, command, and confidence to safely drive innovation and protect against risk. We make it simple to collect operational data across systems, eliminating blind spots and unlocking the information required to securely develop, operate, and manage today’s sophisticated applications and services. Our analytics and science transform your data into key insights so you can quickly predict, deter, detect, and remediate attacks and obstacles to productivity. Armed with Rapid7, technology professionals finally gain the insights needed to safely move their business forward. Rapid7 is trusted by more than 5,800 organizations across over 110 countries, including 37% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements relating to the Company’s growth and progress towards profitability, are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 2016, and filed with the Securities and Exchange Commission on November 10, 2016, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Mark Donohue

Vice President, Treasury and Investor Relations

857-415-4419 or investors@rapid7.com